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                                                                    EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-30909) and on Forms S-8 (No. 33-77882, No. 33-77888 and No. 333-21333) of DT Industries, Inc. of our report dated August 13, 2001, except for Note 4 which is as of September 21, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated August 13, 2001, except for Note 4 which is as of September 21, 2001 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
St. Louis, Missouri
September 24, 2001